Exhibit 24(b)

Charles D. McCrary                                    600 North 18th Street

President and                                                 Post Office Box 2641

Chief Executive Officer                                 Birmingham, Alabama 35291

                   Tel  205.257-1000

January 22, 2010

W. Paul Bowers                                                                  Melissa K. Caen
30 Ivan Allen Jr. Blvd., N.W.                                            30 Ivan Allen Jr. Blvd., N.W.
Atlanta, Georgia  30308                                                      Atlanta, Georgia 30308

Dear Mr. Bowers and Ms. Caen:

Alabama Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following:  (1)  the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and (2) its Quarterly Reports on Form 10-Q during 2010.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10K and Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,
ALABAMA POWER COMPANY
By /s/Charles D. McCrary Charles D. McCrary President and Chief Executive Officer

/s/Whit Armstrong Whit Armstrong	/s/Robert D. Powers Robert D. Powers
/s/Ralph D. Cook Ralph D. Cook	/s/David M. Ratcliffe David M. Ratcliffe
/s/David J. Cooper, Sr. David J. Cooper, Sr.	/s/C. Dowd Ritter C. Dowd Ritter
/s/John D. Johns John D. Johns	/s/James H. Sanford James H. Sanford
/s/Patricia M. King Patricia M. King	/s/John Cox Webb, IV John Cox Webb, IV
/s/James K. Lowder James K. Lowder	/s/James W. Wright James W. Wright
/s/Charles D. McCrary Charles D. McCrary	/s/Art P. Beattie Art P. Beattie
/s/Malcolm Portera Malcolm Portera	/s/Moses H. Feagin Moses H. Feagin

Extract from minutes of meeting of the board of directors of Alabama Power Company.

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RESOLVED:  That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and its 2010 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, this Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to W. Paul Bowers and Melissa K. Caen.

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The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Alabama Power Company, duly held on January 22, 2010, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 25, 2010	ALABAMA POWER COMPANY By/s/Melissa K. Caen Melissa K. Caen Assistant Secretary